Exhibit 10.1

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT, is made as of November 18, 2005, and is between JO-ANN STORES, INC., an Ohio corporation (the “Company”), and (the “Employee”).

1. Award of Restricted Stock. Pursuant to the terms of the Company’s 1998 Incentive Compensation Plan (the “Plan”), the Employee is hereby granted a Restricted Stock Award with respect to Common Shares, without par value, of the Company (the “Shares”).

2. Restrictions. The Employee hereby accepts the Restricted Stock Award and agrees that the Shares shall be subject to the following restrictions:

a.	The Employee shall not sell, assign, transfer, pledge, hypothecate, or otherwise dispose of the Shares until the restrictions lapse; and

b.	The Employee shall forfeit all of his or her right to the Shares and shall deliver to the Company the certificate(s) representing the Shares unless the Employee remains in the continuous employment of the Company or any of its subsidiaries (as defined in the Plan) until the restrictions lapse; provided, however, that the foregoing restrictions may lapse or be removed before such date in accordance with the provisions of Sections III (6) and III (7) of the Committee Rules for the Plan. The Employee acknowledges and agrees that the certificates representing the shares shall bear a legend referring to the foregoing restrictions. Upon the lapse of the restrictions in accordance with the Plan, the Company will cause new certificates without such legend to be issued to the employee in exchange for the certificates that bear the legend.

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c.	Your restricted stock has the following vesting schedule:

One-half will vest – March 1, 2007

One-half will vest – March 1, 2008

3. Other Terms and Conditions of the Award. The Employee acknowledges receipt of a copy of the Plan Prospectus and the Committee Rules and agrees that the Restricted Stock Award made hereby shall be subject to all of the provisions of the Plan.

4. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, and successors.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Employee has hereunto set his or her hand as of the date first above written.

JO-ANN STORES, INC.

BY: